                       MORGAN STANLEY DEAN WITTER ADVISORS
                             Two World Trade Center
                            New York, New York 10048


                                              May 17, 2001


Morgan Stanley Nasdaq-100 Index Fund
Two World Trade Center
New York, New York 10048


Gentlemen:

      We are purchasing from you today 2,500 shares of beneficial interest, of $0.01 par value, of each of your Class A, Class B, Class C and Class D shares, at a price of $10.00 per share, for an aggregate price of $100,000, to provide the initial capital you require pursuant to Section 14 of the Investment Company Act of 1940 in order to make a public offering of your shares.

      We hereby represent that we are acquiring said shares for investment and not for distribution or resale to the public.




                                        Very truly yours,

                                        MORGAN STANLEY DEAN WITTER
                                        ADVISORS INC.


                                        By:      /s/ Mitchell M. Merin
                                           -------------------------------------
                                                     Mitchell M. Merin
                                           President and Chief Executive Officer